UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Peachtree Street, Suite 1150 Atlanta, GA 30309
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Entry into Termination of a Material Definitive Agreement.

Redemption of Certain Previously Issued Convertible Notes

As a part of its recently announced initiative to eliminate its convertible note financings, on November 25, 2019 True Nature Holding, Inc. (the "Company") paid in full two previously issued convertible notes: (i) the BHP Bridge Note dated June 4, 2019, whose face amount was $38,500 was paid in full for $54,495; and  (ii) the Armada Bridge Note dated June 10, 2019, whose face amount was $38,500 was paid in full for $54,495 on November 25, 2019 in both cases including accrued interest and fees. The Company has plans in place to continue such payments on any remaining convertible notes, such that it will eliminate all shares issued in conjunction with discounted convertible notes.

Item 1.01	Entry into Material Definitive Agreement.

Sale and Issuance of Eagle Equities, LLC Term Note

The Company entered into a Securities Purchase Agreement and Promissory note dated November 22, 2019, and funded on November 25, 2019 in the net amount of $256,000. The lender was Eagle Equities, LLC. The new note carries an 12% interest rate, and has a maturity date of twelve (12) months from the date of execution. The Company may prepay the note, and management intends to fulfil this option, at a premium of 110% to 140% of principal and interest between the date of issuance and 180 days thereafter. Should the note not be paid in full, any remaining balance, at any time after 180 days after issuance maybe convertible into the Company’s common stock at a conversion price for each share of common stock equal to 60% of the lowest traded price of the Company's common stock for the 20 prior trading days including the day upon which a notice of conversion is received by the Company. The use of proceeds requires the Company to redeem certain previously issued convertibles notes, and there is a prohibition in the agreement against additional discounted convertible notes.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference

Sale and Issuance of Power Up Lending Term Note

The Company entered into a Securities Purchase Agreement ("SPA") and Promissory note dated November 11, 2019, and funded on November 13, 2019 in the net amount of $73,000. The lender was Power Up Lending Group, LTD. ("Power Up"). The new note carries an 12% interest rate, and has a maturity date of twelve (12) months from the date of execution. The Company may prepay the note, at a premium payment percentage of 135% to 150% between the date of issuance and 180 days thereafter Should the note not be repaid in full any balance may be converted into the .Company's common stock, at any time after 180 days after issuance at a 45% discount to the market price. The market price means the lowest trading price during the 25 trading days ending on the last complete trading day prior to delivery of the conversion notice

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Power Up Note, the Power Up SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Power Up Note, the Power Up SPA, filed as Exhibits 10.3, 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	12% Convertible Redeemable Promissory, due November 22, 2020 with Eagle Equities Inc.
4.02	Securities Purchase Agreement dated November 22, 2020 with Eagle Equities, Inc.
4.03	Convertible Promissory Note dated November 11, 2019 with Power-Up Lending Group, Ltd.
4.04	Securities Purchase Agreement dated November 11, 2019 between Power-Up Lending Group, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: December 6, 2019	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer